U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW PALTZ CAPITAL CORP.
(Exact name of Registrant as specified in its charter)

NEVADA                              88-0490890
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification Number)

2360 Palmerston Avenue
Vancouver, British Columbia, Canada                                 V7V 2W1
(Name and address of principal                                    (Zip Code)
executive offices)

Registrant's telephone number, including area code:                         (604) 926-2859

Approximate date of commencement of proposed sale to the public:             Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.            |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                               |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.               |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.                                         |__|

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, AS AMENDED.

COPIES OF COMMUNICATIONS TO:
Michael A. Cane, Esq.
2300 West Sahara Avenue,
Suite 500 – Box 18
Las Vegas, NV 89102
(702) 312-6255
Agent for Service of Process

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DE-REGISTRATION OF SHARES OF COMMON STOCK

On November 13, 2001, New Paltz Capital Corp. , a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-73200) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 1,414,500 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated January 24, 2002 and Pre-Effective Amendment No. 2 dated February 12, 2002, was declared effective on March 7, 2002.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on July 30, 2003.

NEW PALTZ CAPITAL CORP.

By: /s/ William J. Asselstine
    ________________________
                                            William J. Asselstine, President